Exhibit 99.2

Galaxy Entertainment Group and Wynn Resorts Limited

Announce Investment

Additional agreements result in sale of Steve Wynn’s

remaining holdings in Wynn Resorts

HONG KONG/LAS VEGAS, March 22, 2018 EST — Galaxy Entertainment Group (HKEx stock code: 27) and Wynn Resorts, Limited (NASDAQ: WYNN) today announced that Galaxy Entertainment has agreed to purchase 5.3 million primary shares of Wynn Resorts at a price of $175 a share, resulting in $927,500,000 of gross proceeds to Wynn Resorts.

Galaxy Entertainment Group Vice Chairman Francis Lui said, “This is a unique opportunity to acquire an investment in a globally recognized entertainment corporation with exceptionally high quality assets and a significant development pipeline.”

“It is an honor to have such a distinguished company as Galaxy Entertainment as a shareholder which shares many of the same core operating philosophies and values,” said Wynn Resorts CEO Matt Maddox.

In addition, two long-term institutional investors, both of whom are currently investors in Wynn Resorts, have agreed to purchase the remaining eight million shares held by founder and former Wynn Resorts CEO Steve Wynn, thus demonstrating their confidence in the long-term strength of the company. The purchase price of the shares held by Mr. Wynn is also $175 a share. The two sales, combined with previous sales by Mr. Wynn, effectively eliminate his ownership in Wynn Resorts.

Today’s announcement follows the settlement two weeks ago of long-standing litigation between Wynn Resorts and Universal Entertainment Corporation. The resolution of that litigation, combined with the new agreement with Galaxy Entertainment Group and the liquidation of Steve Wynn’s shares in the company positions Wynn Resorts for even greater stability, strategic focus and future growth.

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About Galaxy Entertainment Group (HKEx stock code: 27)

Galaxy Entertainment Group (“GEG” or the “Group”) is one of the world’s leading resorts, hospitality and gaming companies. It primarily develops and operates a large portfolio of integrated resort, retail, dining, hotel and gaming facilities in Macau. The Group is listed on the Hong Kong Stock Exchange and is a constituent stock of the Hang Seng Index.

GEG is one of the three original concessionaires in Macau with a successful track record of delivering innovative, spectacular and award-winning properties, products and services, underpinned by a “World Class, Asian Heart” service philosophy, that has enabled it to consistently outperform and lead the market in Macau.

GEG operates three flagship destinations in Macau: on Cotai, Galaxy Macau™, one of the world’s largest integrated destination resorts, and the adjoining Broadway Macau™, a unique landmark entertainment and food street destination; and on the Peninsula, StarWorld Macau, an award winning premium property.

The Group has the largest undeveloped landbank of any concessionaire in Macau. When The Next Chapter of its Cotai development is completed, GEG’s resorts footprint on Cotai will double to more than 2 million square meters, making the resorts, entertainment and MICE precinct one of the largest and most diverse integrated destinations in the world. GEG is also planning to develop a world class leisure and recreation destination resort on a 2.7 square kilometer land parcel on Hengqin adjacent to Macau. This resort will complement GEG’s offerings in Macau, and at the same time differentiate it from its peers while supporting Macau in its vision of becoming a World Centre of Tourism and Leisure.

In July 2015, GEG made a strategic investment in Société Anonyme des Bains de Mer et du Cercle des Etrangers à Monaco (“Monte-Carlo SBM”), a world renowned owner and operator of iconic luxury hotels and resorts in the Principality of Monaco. GEG continues to explore a range of international development opportunities including in Japan and the Philippines.

GEG is committed to delivering world class unique experiences to its guests and building a sustainable future for the communities in which it operates.

For more information about the Group, please visit www.galaxyentertainment.com

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About Wynn Resorts (NASDAQ: WYNN)

Wynn Resorts, Limited is traded on the Nasdaq Global Select Market under the ticker symbol WYNN and is part of the S&P 500 Index. Wynn Resorts owns and operates Wynn Las Vegas (www.wynnlasvegas.com), Wynn Macau (www.wynnmacau.com) and Wynn Palace, Cotai (www.wynnpalace.com).

Wynn and Encore Las Vegas feature two luxury hotel towers with a total of 4,750 spacious hotel rooms, suites and villas, approximately 192,000 square feet of casino space, 22 dining experiences featuring signature chefs and 11 bars, two award-winning spas, approximately 290,000 square feet of meeting and convention space, approximately 110,000 square feet of retail space as well as two showrooms; three nightclubs, a beach club and recreation and leisure facilities. A luxury retail Strip-front expansion, Wynn Plaza, is currently under construction and is scheduled to debut the second half of 2018.

Wynn Macau is a luxury hotel and casino resort located in the Macau Special Administrative Region of the People’s Republic of China with two luxury hotel towers with a total of 1,008 spacious rooms and suites, approximately 273,000 square feet of casino space, casual and fine dining in eight restaurants, approximately 31,000 square feet of meeting and convention space, approximately 59,000 square feet of retail space, and recreation and leisure facilities including two opulent spas, a salon and a rotunda show.

Wynn Palace is a luxury integrated resort in Macau. Designed as a floral-themed destination, it boasts 1,706 exquisite rooms, suites and villas, approximately 420,000 square feet of casino space, 11 food and beverage outlets, approximately 37,000 square feet of meeting and convention space, approximately 106,000 square feet of designer retail, SkyCabs that traverse an eight-acre Performance Lake, an extensive collection of rare art, a lush spa, salon and recreation and leisure facilities.

Wynn Resorts is currently constructing Wynn Boston Harbor located in Everett, Massachusetts.

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The shares being sold by Wynn Resorts will be issued pursuant to an effective registration statement filed with the SEC on November 8, 2016. Copies of the prospectus supplement, when available, may be obtained by visiting EDGAR on the SEC’s website at http://www.sec.gov.

This press release does not and shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer, if made at all, will be made only by means of a prospectus supplement and an accompanying prospectus, or pursuant to an exemption for registration.

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Forward-Looking Statements

This release contains forward-looking statements, including those related to the sale of shares by Wynn Resorts, Limited and whether or not Wynn Resorts, Limited will consummate the transaction. Forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements. These risks and uncertainties include, but are not limited to, competition in the casino/hotel and resorts industries, the controversy related to Stephen A. Wynn and his separation from Wynn Resorts, Limited, dependence on key employees, levels of travel, leisure and casino spending, general domestic or international economic conditions, and changes in gaming laws or regulations. Any actions Mr. Wynn might undertake may be made at any time and from time to time without prior notice and he has stated that will be dependent upon Mr. Wynn’s review of numerous factors, including, but not limited to: an ongoing evaluation of the company’s business, financial condition, operations and prospects; price levels of Wynn Resort’s common stock; general market, industry and economic conditions; regulatory considerations; the relative attractiveness of alternative business and investment opportunities; and other future developments. Additional information concerning potential factors that could affect Wynn Resorts, Limited’s financial results is included in Wynn Resorts, Limited’s Annual Report on Form 10-K for the year ended December 31, 2017 and Wynn Resorts, Limited’s other periodic reports filed with the Securities and Exchange Commission. Wynn Resorts, Limited is under no obligation to (and expressly disclaims any such obligation to) update or revise its forward-looking statements as a result of new information, future events or otherwise. Wynn Resorts, Limited is not under any obligation to (and expressly disclaim any such obligation to) update their forward-looking statements as a result of new information, future events or otherwise, except as required by law.

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